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                                                              Exhibit 99.10(b)


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated October 8, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter High Yield Securities Inc. referred to in such report, which appears in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
October 30, 2000